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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-137073) of Hospitality Properties Trust of our report dated May 30, 2006, except for Note 24, as to which the date is September 15, 2006 and Note 6, as to which the date is November 17, 2006 relating to the financial statements and financial statement schedule of TravelCenters of America, Inc., which appears in this Current Report on Form 8-K of Hospitality Properties Trust dated December 12, 2006.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
December 12, 2006

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM